Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK

QUEENS COUNTY

SUSAN PASKOWITZ, on Behalf of Herself and All
Others Similarly Situated,

Plaintiff,

v.

JAMES J. HILL, CHRISTOPHER HUGHES, BRIAN J. MANGAN, RAYMOND A. ROEL, IRA COHEN, ERIC STEIN, JOSEPH PENNACCHIO, WILLIAM J. KELLY, QAR INDUSTRIES, INC., FINTECH CONSULTING LLC and ZEFF CAPITAL, LP,

Defendants.

and

TSR, INC.,

Nominal Defendant.

Index No. 715541/2018 Hon. Marguerite A. Grays

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated as of December 16, 2019 (the “Stipulation”) is entered into between (a) Plaintiff Susan Paskowitz (“Plaintiff”), on behalf of herself and the Settlement Class (defined below), and derivatively on behalf of TSR Inc. (the “Company” or “TSRI”); and defendants James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein, Joseph Pennacchio, and William J. Kelly (collectively, the “Individual Defendants,” together with TSRI, the “Settling Defendants,” and collectively with Plaintiff and TSRI, the “Settling Parties”) by and through their respective undersigned counsel, and it embodies the terms and conditions of the settlement (the “Settlement”) of the above-captioned stockholder class and derivative action (the “Action”). The Settlement is subject to the approval of the Supreme Court of the State of New York, Queens County (the “Court”) and the terms and conditions expressly provided herein. This Stipulation is intended to fully, finally, and forever compromise, settle, release, resolve, and dismiss with prejudice the Action and all claims asserted therein directly against all present and former defendants and derivatively against them on behalf of the Company.

WHEREAS, on October 11, 2018, Plaintiff commenced the Action by filing a Summons and Shareholder’s Class Action Complaint, which named as defendants TSRI; present and former TSRI directors James J. Hill, Regina Dowd, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Eric Stein, and William J. Kelly (named in the complaint but omitted from the caption); former CEO Joseph F. Hughes (named in the caption as Joseph H. Hughes); Joseph Hughes’ wife Winifred M. Hughes (named in the caption as Winnifred M. Hughes); and three entity defendants, Zeff Capital, L.P., QAR Industries, Inc., and Fintech Consulting, LLC (such entities collectively referred to herein as the “Investor Parties”);

WHEREAS, on June 14, 2019, Plaintiff filed a Shareholder’s Class and Derivative Action Amended Complaint (the “Amended Complaint”) against the Settling Defendants and the Investor Parties;

WHEREAS, the Amended Complaint alleged that the Individual Defendants breached their fiduciary duties by inter alia, consciously failing to enact a protective Shareholders Rights Plan immediately after Joseph F. Hughes demanded that the Company be sold and as a result of such breach of fiduciary duty the unaffiliated stockholders suffered a loss in share value attributable to control passing to the Investor Parties, who are also alleged in the Amended Complaint not to have discharged their fiduciary duties to properly inform the unaffiliated stockholders of the facts necessary to value their investment, or evaluate its future, and to have otherwise and in various ways caused TSRI pecuniary harm and damages;

WHEREAS, on July 15, 2019, TSRI filed an Answer that asserted Cross-Claims against the Investor Parties alleging claims for breach of fiduciary duty, aiding and abetting breach of fiduciary, indemnification and contribution, and seeking recovery for damages these defendants had allegedly caused the Company, which was thereafter amended;

WHEREAS, such Cross-Claims were substantially identical to the derivative claims asserted against the Investor Parties by Plaintiff, and as Plaintiff recognized, constituted an assumption by TSRI of those claims asserted by Plaintiff in the Third Claim for Relief in Plaintiff’s Amended Complaint;

WHEREAS, on August 30, 2019, the Investor Parties and TSRI entered into the Settlement and Release Agreement (“SRA”) which, among other things, released the Cross-Claims asserted by the Company against the Investor Parties, leading to a dismissal of the claims asserted in the Amended Complaint against the Investor Parties;

WHEREAS, on September 4, 2019, the parties filed a Stipulation of Discontinuance of Cross-Claims with Prejudice with respect to the claims against the Investor Parties, which was executed by all counsel, including counsel for Plaintiff;

WHEREAS, the Settling Parties have engaged in significant arms-length negotiations with respect to the resolution of this Action between counsel who are knowledgeable in representative litigation and after significant such negotiations, the Settling Parties have reached an agreement in principle as to the settlement of the Action based on (i) Plaintiff’s demand for significant corporate governance reforms at TSRI, as set forth herein; and (ii) the Company’s and its directors’ acknowledgement that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its stockholders through the prosecution of this Action, her federal court action, her Delaware Chancery Court action, and other actions that assisted TSRI in its dispute with the Investor Parties. As further detailed herein this Settlement is not dependent on, and is independent of, the SRA and Share Repurchase Agreement between TSRI and the Investor Parties dated as of August 30, 2019, and shall be binding and shall go forward in this Court regardless of whether or not the stock repurchase contemplated under the SRA and the Share Repurchase Agreement (the “Stock Repurchase”) is consummated;

WHEREAS, the Settling Parties entered into a Memorandum of Understanding (“MOU”) as of October 21, 2019 on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the settlement discussions and negotiations leading to the execution of the MOU, counsel for the Settling Parties had not discussed the appropriateness or amount of any application by counsel for Plaintiff for an award of attorneys’ fees and expenses;

WHEREAS, counsel for Plaintiff has concluded that the terms contained in this Stipulation are fair and adequate to TSRI and the Settlement Class (as defined herein) such that it is reasonable to pursue the settlement of the Action based upon those terms and the procedures outlined herein;

WHEREAS, the Company and its directors acknowledge that the changes and continuing measures in the corporate governance reforms contemplated herein (the “Corporate Governance Improvements”) are valuable: (i) in improving TSRI’s corporate governance practices such that they will reflect best practices; (ii) in helping the Company anticipate and avoid future legal issues and expenses; and (iii) in increasing overall shareholder value due to the governance improvements. The Company and its directors agree that these improvements have not been previously in effect;

WHEREAS, the Settling Defendants have denied, and continue to deny, that any of them committed any breach of duty, breached any other law, or engaged in any of the wrongful acts alleged in the Action, and expressly maintain each of them diligently and scrupulously complied with fiduciary and other legal duties, to the extent such duties exist, and further believe that the Action is without merit, and are entering into the Stipulation solely to eliminate the burden, expense, and uncertainties inherent in further litigation;

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Plaintiff (individually and on behalf of the Settlement Class and derivatively on behalf of the Company), TSRI, and the Individual Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court, that, in consideration of the benefits flowing to the Settling Parties from the Settlement, all Released Plaintiff’s Claims as against the Settling Defendants and all present and former defendants and all Released Defendants’ Claims as against Plaintiff and Plaintiff’s Released Persons, as such terms are defined herein, shall be settled and released, upon and subject to the terms and conditions set forth below.

As a result of the negotiations and discussions between and among the Settling Parties (i) it is agreed that, in consideration for the full settlement and release of the Released Claims (as defined below) TSRI will implement and/or continue the Corporate Governance Improvements within 30 days of the Effective Date, as defined herein, and keep the Corporate Governance Improvements in place for five years from the Effective Date; and (ii) TSRI and its directors acknowledge that Plaintiff Paskowitz and her counsel have also provided a substantial benefit to the Company and its stockholders through the prosecution of this Action, her federal court action, her Delaware Chancery Court action, as well as by taking other actions that assisted TSRI in its resolving its dispute with the Investor Parties, as set forth in more detail in Paragraph 4 below.

DEFINITIONS

1. As used in the Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

a. “Action” means the stockholder class and derivative action in the matter styled Susan Paskowitz, v. James J. Hill et al. pending in this Court, Index No. 715541/2018.

b. “Amended Complaint” means the Shareholder’s Class and Derivative Action Amended Complaint filed on June 14, 2019.

c. “Corporate Governance Improvements” are those improvements to TSRI’s governance set forth in Paragraph 3 below.

d. “Court” means the Supreme Court of the State of New York, Queens County.

e. “Defendants’ Released Persons” means the Released Persons as set forth in Paragraph 6 below.

f. “Effective Date” with respect to the Settlement means the date by which the Court has approved the Settlement as described herein, following notice to the Settlement Class and a Hearing, and entered the Judgment, and the Judgment has become Final.

g. “Final,” with respect to the Judgment or any other court order means: (i) if no appeal is filed, the expiration date of the time provided for filing or noticing of any appeal; or (ii) if there is an appeal from the judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees, costs or expenses shall not in any way delay or preclude a judgment from becoming Final.

h. “Individual Defendants” means defendants James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein, Joseph Pennacchio, and William J. Kelly.

i. “Investor Parties” means Zeff Capital, L.P., QAR Industries, Inc., and Fintech Consulting, LLC.

j. “Judgment” means the final order and judgment, substantially in the form attached hereto as Exhibit C, to be entered by the Court approving the Settlement.

k. “Litigation Expenses” means costs and expenses incurred by Plaintiff in connection with commencing, prosecuting, and settling the Action.

l. “Mailing Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Class and Derivative Action, substantially in the form attached hereto as Exhibit B, which is to be mailed to Settlement Class Members.

m. “Notice Costs” means the costs, fees and expenses related to provide notice of the Settlement to the Settlement Class.

n. “Plaintiff” means plaintiff Susan Paskowitz.

o. “Plaintiff’s Counsel” means the law firm of Roy Jacobs & Associates.

p. “Plaintiff’s Released Persons” means Plaintiff, all other Settlement Class Members, and Plaintiff’s Counsel, and any of their heirs, predecessors, successors, representatives and assigns and members of Plaintiff’s family.

q. “Publication” means the posting of the Mailing Notice and this Stipulation on the Company’s website.

r. “Released Claims” means all Released Defendants’ Claims and all Released Plaintiff’s Claims.

s. “Released Defendants’ Claims” means the claims settled as set forth in Paragraph 7 below.

t. “Released Plaintiff’s Claims” mean the claims settled as set forth in Paragraph 6 below.

u. “Releases” means the releases set forth in Paragraphs 6-10 of this Stipulation.

v. “Scheduling Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court scheduling the Settlement Hearing and directing notice be provided to Settlement Class.

w. “Settlement” means the settlement between Plaintiff and the Settling Defendants on the terms and conditions set forth in this Stipulation.

x. “Settlement Class” or “Settlement Class Members” or “Class” or “Class Members” means all stockholders of TSRI, excluding the Individual Defendants, and any of their affiliates as of the date of the Stipulation of Settlement.

y. “Settling Defendants” means the Individual Defendants and the Company.

z. “Settling Defendants’ Counsel” means Arnold & Porter Kaye Scholer LLP.

aa. “Settling Party” or “Settling Parties” means Plaintiff and the Settling Defendants.

bb. “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

cc. “Unknown Claims” means any Released Plaintiff’s Claims which Plaintiff or any other Class Member does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Individual Defendant or the Company does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement.

CLASS CERTIFICATION

2. Solely for purposes of the Settlement and for no other purpose, Plaintiff and the Settling Defendants stipulate and agree to: the certification of the Action as an opt-out class action pursuant to CPLR 901 et seq. and the appointment of Plaintiff as Class Representative for the Settlement Class; and appointment of Plaintiff’s Counsel as Class Counsel for the Settlement Class.

THE SETTLEMENT CONSIDERATION

3. In consideration for the full settlement and release of the Released Claims (as defined below), TSRI will implement the Corporate Governance Improvements as set forth below within 30 days of the Effective Date, and keep these corporate governance reforms in place for five years from the Effective Date, and TSRI and its directors acknowledge that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its stockholders through the prosecution of this Action, her federal court action, her Delaware Chancery Court action, as well as by taking other actions that assisted TSRI in reasonably resolving the dispute with the Investor Parties. The corporate therapeutic improvements are as follows:

a. No future TSRI Board of Directors (the “Board”) nominee may be related by blood or marriage to any existing Director; provided, however, that any current Board member related by blood or marriage to any other Director may stand for future election and/or appointment to the Board and the Board may appoint any person without regard to their familial relationship to serve out the remainder of the term of any Director owning 10% or more of the Company’s stock in the event such Director is no longer able to serve as a member of the Board by reason of death or disability;

b. The Board will ensure that the Compensation Committee of the Board employs the services of a professional compensation expert to advise the Committee on management compensation, in accordance with accepted procedures used by such experts, on a biennial basis;

c. The Board will create a Strategic Planning Committee as a permanent Board Committee and charge it with the following tasks: (i) exploring acquisitions and other financial opportunities which may be beneficial to the Company and its stockholders and (ii) reviewing, approving and monitoring the Company’s short-term and long-term strategic plans which will be created by management and updated annually to address the Company’s goals to increase value and identify accretive acquisitions, and other value-enhancing measures. The strategic plan will be reviewed by this Committee at least annually and have input from the entire Board. The Committee will have the power to retain and consult with outside experts as deemed necessary. The Committee will meet at least twice a year;

d. The Board and management will within three months solicit guidelines from competent legal counsel advising it on when the Board and management should seek legal advice and opinions, and will resolve to implement those guidelines;

e. All Board members will receive appropriate directors’ training, including a comprehensive professional seminar or seminars in-person or on-line totaling at least five hours, which training shall be relevant to the understanding of their fiduciary duties as directors, and the appropriate exercise of corporate action to protect the Company from outside corporate threats, on at least a biennial basis, except as to any new director who will arrange to engage in such training as soon as practicable after election or appointment;

f. At least once a year, management will hold a live conference pursuant to Regulation FD to report on the Company’s financial performance and prospects going forward and will accept questions;

g. The Board will create the position of Lead Independent Director, which will be held by a Director who is not also the CEO. The Lead Independent Director will consider input from all directors as to the preparation of the agendas for Board and Committee meetings. The Lead Independent Director shall consult at least once a quarter with the Company’s officers who are responsible for assuring compliance with and implementation of all applicable corporate and securities laws and make any recommendations for further action as necessary to ensure compliance; and

h. Provide in the Company’s Proxy Statement a say on pay provision for any named top five executives pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act on a biennial basis.

ACKNOWLEDGEMENT OF PLAINTIFF’S BENEFICIAL ACTIONS

4. The Settling Defendants acknowledge that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its stockholders through the prosecution of this Action, her federal court action, her Delaware Chancery Court action, and other actions that assisted TSRI in its dispute with the Investor Parties. Such actions by Plaintiff are acknowledged to have assisted in a full vetting of the issues, helped TSRI to gain additional time to review and consider its options, promoted an exchange of viewpoints and ideas, and led to an eventual fair resolution of various disputes. Such substantial benefits included:

a. The filing of this Action and the assertion in this Court of claims involving the Investor Parties;

b. The filing and prosecution of an action in the Court of Chancery of the State of Delaware entitled Susan Paskowitz v. Christopher Hughes, et al., C.A. No. 2018-0807-JTL, to be litigated in parallel to the action filed by Fintech Consulting, LLC (“Fintech”), in which Fintech sought to invalidate the Company’s Rights Agreement;

c. The filing and prosecution of an action in the United States District Court for the Southern District of New York entitled Susan Paskowitz v. Zeff Capital, LP, et al., No. 1:19-cv-00167-KPF, challenging Zeff Capital L.P.’s nomination of two directors to the Company’s Board through a contested proxy solicitation process, wherein Plaintiff alleged wrongdoing by the Investor Parties in addition to the wrongdoing asserted by the Company;

d. With respect to the federal action, Plaintiff helped persuade the parties to strongly consider resolution of the dispute, argued before Judge Failla to have the action mediated, obtained Fintech’s offer in open court to dismiss the Delaware litigation which offer was accepted by all parties and convinced Judge Failla to send the federal matter to mediation.

e. Participated in the mediation of the federal action and attended two mediation sessions, after having met privately with the Company’s management to discuss the issues presented by the Investor Parties. The mediation set the stage for an eventual settlement that will allow the Company to move forward.

SETTLEMENT INDEPENDENT OF THE

SRA AND SHARE REPURCHASE AGREEMENT

5. The Settling Parties agree that the Settlement is independent of and will proceed regardless of the Settlement and Release Agreement dated as of August 30, 2019 and Share Repurchase Agreement dated as of August 30, 2019, and that the Settlement shall proceed and the releases contemplated herein shall be provided and incorporated in a final order and judgment, subject to Court approval, regardless of whether the Stock Repurchase is ever consummated.

RELEASES

6. Pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Judgment will dismiss the Action with prejudice and bar, among other things, any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, or could have been, asserted in any court, tribunal, or proceeding (including, but not limited to, any claims arising under state, foreign, or common law, including any state disclosure law), by or on behalf of Plaintiff, Plaintiff’s Counsel, the Class, TSRI, or any TSRI stockholder derivatively on behalf of TSRI, individually or as a class action (collectively, the “Releasing Persons”) up to the time of the date of the Stipulation against the Settling Defendants, and any former defendants including Joseph F. Hughes, Winifred M. Hughes, and Regina Dowd, as well as the Investor Parties, or any of their respective family members, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, partners, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (the “Defendants’ Released Persons”) which the Releasing Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the Action (the “Released Plaintiff’s Claims”); provided, however, that the Released Plaintiff’s Claims shall not include any claims to enforce the Settlement, and further provided that the Settling Defendants, to the full extent of their authority, shall provide a reciprocal release to Plaintiff, the Class, and TSRI, with respect to the Released Plaintiff’s Claims.

7. Pursuant to the Judgment, without further action by anyone, upon the Effective Date, the Judgment will dismiss the Action with prejudice and bar, among other things, any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, or could have been, asserted in any court, tribunal, or proceeding (including, but not limited to, any claims arising under state, foreign, or common law, including any state disclosure law), by or on behalf of TSRI and the Individual Defendants (collectively, the “Releasing Persons”) up to the time of the date of the Stipulation against Plaintiff, Plaintiff’s Counsel, and any and all other Plaintiff’s Released Persons which the Releasing Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the Action (the “Released Defendants’ Claims”); provided, however, that the Released Defendants’ Claims shall not include any claims to enforce the Settlement, and further provided that Plaintiff, Plaintiff’s Counsel, and Plaintiff’s Released Persons, to the full extent of their authority, shall provide a reciprocal release to the Settling Defendants, the Investor Parties, and former defendants Joseph F. Hughes, Winifred M. Hughes, and Regina Dowd, with respect to the Released Defendants’ Claims.

8. The Releasing Persons acknowledge, or by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but that it is the intention of the Releasing Persons to completely, fully, finally, and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Releasing Persons acknowledge, or by operation of law shall be deemed to have acknowledged, that Unknown Claims are expressly included in the definition of Released Claims and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants’ Released Persons and Plaintiff’s Released Persons in entering into this Stipulation. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiff, Settling Defendants shall expressly waive, and each of the other Class Members shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiff and the Settling Defendants acknowledge, and each of the other Class Members shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement.

9. Plaintiff acknowledges, and the Releasing Persons shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Settling Defendants in entering into the Settlement.

10. Notwithstanding Paragraphs 6 through 9 above, nothing in the Judgment shall bar any action by any of the Settling Parties to enforce or effectuate the terms of this Stipulation or the Judgment.

SCHEDULING ORDER AND NOTICE

11. Promptly upon execution of this Stipulation, the Settling Parties shall submit this Stipulation to the Court and shall jointly apply for entry of the Scheduling Order, substantially in the form attached hereto as Exhibit A, providing for, among other things: (a) preliminary certification of the Settlement Class for purposes of the Settlement only; (b) approval of the form and content of the Mailing Notice of the Settlement; and (c) the scheduling of the Settlement Hearing.

12. In accordance with the terms of the Scheduling Order to be entered by the Court, the Settling Defendants shall (i) cause the Mailing Notice, substantially in the form attached hereto as Exhibit B, to be mailed all members of the Settlement Class identified in the Company’s stockholder records, or who otherwise may be identified through further reasonable effort; and (ii) cause the Publication of the Mailing Notice, substantially in the form attached hereto as Exhibit B, and copies of this Stipulation and the Amended Complaint, which will be posted on the Company’s website.

13. The Individual Defendants or the Company shall pay or cause to paid any and all Notice Costs, regardless of whether the Court approves the Settlement or the Effective Date otherwise fails to occur. In no event shall Plaintiff, any other Class Member, or Plaintiff’s Counsel be responsible for any Notice Costs.

TERMS OF THE JUDGMENT

14. If the Settlement contemplated by this Stipulation is approved by the Court, Plaintiff’s Counsel and the Settling Defendants’ Counsel shall jointly request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit C.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

15. Plaintiff’s Counsel will apply to the Court for an award of attorneys’ fees and reimbursement of Litigation Expenses to Plaintiff’s Counsel in an amount not to exceed $260,000.00. The Settling Defendants agree not to oppose Plaintiff’s application for an award of counsel fees and the reimbursement of expenses in such amount.

16. The Individual Defendants or the Company shall pay or cause their insurer(s) to pay any attorneys’ fees and Litigation Expenses awarded by the Court to Plaintiff’s Counsel. The attorneys’ fees and Litigation Expenses award shall be paid to Plaintiff’s Counsel within twenty (20) calendar days after the Effective Date.

MODIFICATION AND TERMINATION OF SETTLEMENT

17. Plaintiff and the Settling Defendants shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (the “Termination Notice”) to the other parties within thirty (30) days after: (a) the Court’s declining to enter the Scheduling Order in any material respect; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s declining to enter the Judgment in any material respect as to the Settlement; (d) the date upon which an order modifying or reversing the Judgment in any material respect becomes Final; or (e) a material change in circumstance occurs such that the terms of this Settlement would no longer be fair to the Class and/or the Company. However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for attorneys’ fees or reimbursement of Litigation Expenses shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.

18. If the Settlement is terminated by Plaintiff or the Settling Defendants pursuant to Paragraph 17 above, then:

a. The Settlement and the relevant portions of this Stipulation shall be canceled;

b. The Settling Parties shall revert to their respective positions in the Action as of immediately prior to the execution of the MOU;

c. The terms and provisions of the Stipulation, with the exception of this Paragraph 18 and Paragraphs 13, 20 and 21 of the Stipulation, shall be null and void and have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

19. Should any of the Corporate Governance Improvements mandated by the Settlement become in the good faith opinion of the TSRI Board no longer beneficial to the Company following entry of the Judgment, the Company may seek modification of any such governance provision by notifying Plaintiff’s Counsel and requesting a modification. If the parties cannot agree on a suitable modification, the parties will choose a mediator to resolve the issue. Such mediator shall have expertise in corporate governance. If the parties cannot reach a resolution with the assistance of the mediation, the matter will be submitted to the mediator and the mediator’s decision, with the mediator now acting as an arbitrator, will be binding. The parties will act in good faith in choosing a mutually acceptable mediator. TSRI will bear the costs of this process.

NO ADMISSION OF WRONGDOING

20. The Stipulation (whether or not consummated), including the Exhibits hereto, the negotiations leading to the execution of the Stipulation, nor any proceedings taken pursuant thereto and/or approval of the Settlement (including any arguments proffered in connection therewith):

a. shall not be offered against the Individual Defendants or the Company as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by the Individual Defendants or the Company with respect to the truth of any fact alleged by Plaintiff or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Individual Defendants or the Company or in any way referred to for any other reason as against any of the Individual Defendants or the Company, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

b. shall not be offered against Plaintiff as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by Plaintiff that any of her claims are without merit, that Settling Defendants had meritorious defenses, or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against Plaintiff, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or

c. shall not be construed against any of the Settling Parties as an admission, concession, or presumption that the consideration to be given hereunder represents the consideration which could be or would have been achieved after trial; provided, however, that if this Stipulation is approved by the Court, the Settling Parties and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

NO DISPARGEMENT

21. No Settling Party, and no person knowingly receiving a Release herein shall disparage this Settlement or any of the parties to the Action or their counsel, and therefore shall not in any manner, in any forum or in any place assert that the actions taken by the parties to the Action or their counsel were taken in bad faith, were ineffective, were not in the best interest of the stockholders, or in any way were not (or will not be) as beneficial as described in this Stipulation. Any such disparagement of the Settlement, the parties, or their counsel, prior to Settlement approval shall be deemed a forfeiture of the disparaging party’s right to assert any release under this Settlement.

MISCELLANEOUS PROVISIONS

22. All of the Exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.

23. The Settling Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiff and any other Class Members against the Individual Defendants or the Company with respect to the Released Plaintiff’s Claims. Accordingly, Plaintiff and her counsel, the Individual Defendants, the Company and their counsel agree not to assert in any forum that this Action was brought by Plaintiff or defended by Individual Defendants or the Company in bad faith or without a reasonable basis. The Settling Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Settling Parties, and reflect that the Settlement was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

24. The terms of the Settlement, as reflected in the Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of all Settling Parties (or their successors-in-interest).

25. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

26. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Plaintiff’s Counsel and enforcing the terms of this Stipulation.

27. The waiver by one Settling Party of any breach of this Stipulation by any other Settling Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

28. This Stipulation supersedes the MOU. The Stipulation and the Exhibits constitute the entire agreement among the Settling Parties concerning the Settlement. The Settling Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.

29. This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by an image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

30. The Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Settling Parties, including any corporation, partnership, or other entity into or with which any Settling Party hereto may merge, consolidate or reorganize.

31. The construction, interpretation, operation, effect and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

32. Any action arising under or to enforce the Stipulation or any portion thereof, shall be commenced and maintained only in the Court.

33. The Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations between the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

34. All counsel and any other person executing this Stipulation and any of the Exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

35. The Settling Parties, Plaintiff’s Counsel and the Settling Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

36. If any Settling Party is required to give notice to another Settling Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiff or Plaintiff’s Counsel:

Roy L. Jacobs, Esq.

ROY JACOBS & ASSOCIATES

420 Lexington Avenue, Suite 2440

New York, NY 10170

Telephone: (212) 867-1156

Facsimile: (212) 504-8343

rjacobs@jacobsclasslaw.com

If to the Settling Defendants or the Settling Defendants’ Counsel:

Aaron F. Miner, Esq.

Rory A. Greiss, Esq.

ARNOLD & PORTER KAYE SCHOLER LLP

250 West 55th Street

New York, New York 10019-9710

Telephone: (212) 836-8000

Facsimile: (212) 836-8689

aaron.miner@arnoldporter.com

rory.greiss@arnoldporter.com

37. All agreements made and orders entered during the course of this Action relating to the confidentiality of information shall survive this Settlement.

IN WITNESS WHEREOF, the Settling Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of December 16, 2019.

	ROY JACOBS & ASSOCIATES	ARNOLD & PORTER KAYE SCHOLER LLP

By:	/s/ Roy L. Jacobs	By:	/s/ Phillip A. Geraci
	Roy L. Jacobs	Phillip A. Geraci
	420 Lexington Avenue, Suite 2440	Aaron F. Miner
	New York, NY 10170	Zheng (Jane) He
	(212) 867-1156	250 West 55th Street
	212-504-8343 (FAX)	New York, New York 10019-9710
	rjacobs@jacobsclasslaw.com	Telephone: (212) 836-8000
Facsimile: (212) 836-8689
	Counsel for Plaintiff Susan Paskowitz	Email: phillip.geraci@arnoldporter.com aaron.miner@arnoldporter.com jane.he@arnoldporter.com

Counsel for Nominal Defendant TSR, Inc. and Defendants James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein; Joseph Pennacchio, and William J. Kelly

Exhibit A

[Proposed] Preliminary Approval and Scheduling Order

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF QUEENS COMMERCIAL DIVISION

SUSAN PASKOWITZ, On Behalf of Herself and All Others Similarly Situated,

Plaintiff,

- against -

JAMES J. HILL, CHRISTOPHER HUGHES, BRIAN J. MANGAN, RAYMOND A. ROEL, IRA COHEN, ERIC STEIN, JOSEPH PENNACCHIO, WILLIAM J. KELLY, QAR INDUSTRIES, INC., FINTECH CONSULTING LLC, and ZEFF CAPITAL, LP

Defendants,

and

TSR, INC.,

Nominal Defendant.

Index No. 715541/2018 Comm. Div. Part B Justice Marguerite A. Grays

[Proposed] Preliminary Approval and Scheduling Order

Whereas, plaintiff Susan Paskowitz (“Plaintiff”) on behalf of herself and the Settlement Class (defined below), and derivatively on behalf of TSR, Inc. (the “Company”), on the one hand, and defendants James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein, Joseph Pennacchio, and William J. Kelly (the “Individual Defendants”), as well as nominal defendant TSR, Inc. (together with the Individual Defendants, the “Settling Defendants”), on the other hand, have entered into a Stipulation and Agreement of Settlement dated December 16, 2019 (the “Stipulation”) that provides for a complete dismissal with prejudice of all claims asserted against all present and former defendants in this Action, including the Settling Defendants, as well as Zeff Capital, L.P., QAR Industries, Inc., and Fintech Consulting, LLC (collectively, the “Investor Parties”), and Joseph F. Hughes, Winifred M. Hughes, and Regina Dowd (together with the Settling Defendants and Investor Parties, the “Present and Former Defendants”) on the terms and conditions set forth in the Stipulation, subject to the approval of this Court (the “Settlement”);

Whereas, Plaintiff and the Settling Defendants (collectively, the “Parties”) have made an application, pursuant to § 908 of the New York Civil Practice Law and Rules (“CPLR”), for entry of an order preliminarily approving the proposed Settlement of the Action in accordance with the Stipulation (the “Order”), which is incorporated herein by reference and which, together with the accompanying documents, sets forth the terms and conditions for the proposed Settlement of the Action between the Parties and for a judgment dismissing the Released Plaintiff’s Claims against the Present and Former Defendants and Defendants’ Released Persons with prejudice upon the terms and conditions set forth therein;

Whereas, the Court has read and considered the operative Amended Complaint in the Action filed by Plaintiff and the Stipulation and the accompanying documents, and finds substantial grounds for entering this Order;

Whereas, all Parties having consented to the entry of this Order; and

Whereas, unless otherwise defined herein, all capitalized words contained herein shall have the same meanings as they have in the Stipulation;

It Is Hereby Ordered this ____ day of                           , 2020, that:

1. The Court hereby preliminarily approves the Settlement, as embodied in the Stipulation, as being fair, reasonable, and adequate to (i) the Settlement Class Members; and (ii) to the Company derivatively subject to further consideration at the Settlement Hearing (as defined below).

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2. For purposes of the Settlement only, and preliminarily, for purposes of this Order, the Action shall proceed as an opt-out class action, pursuant to Article 9 of the CPLR, on behalf of a settlement class (the “Settlement Class”) consisting of all record and beneficial owners of TSR common stock as of December 16, 2019, excluding the Individual Defendants, and any of their affiliates. Those persons (if any) who timely and validly request exclusion from the Settlement Class pursuant to the Mailing Notice to be sent to potential Settlement Class Members shall be excluded from the Settlement Class.

3. For purposes of Settlement only, and preliminarily, for purposes of this Order, the Plaintiff is hereby certified as the Settlement Class Representative, and Plaintiff’s counsel, Roy L. Jacobs & Associates (“Plaintiff’s Counsel”) is appointed as Class Counsel.

4. A hearing shall be held at the Supreme Court of the State of New York, County of Queens (the “Court”), before the Honorable Marguerite A. Grays, Commercial Division Part B, Courtroom 66, on _____________, 2020, at _____ (the “Settlement Hearing”), to: (a) determine whether to finally certify the Settlement Class for Settlement purposes only; (b) determine whether the Settlement is fair, reasonable, adequate and in the best interests of the Settlement Class; (c) determine whether a Final Order and Judgment should be entered pursuant to the Stipulation; (d) consider Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses; and (e) rule on any other related matters as the Court may deem appropriate. Notice of the Settlement and the Settlement Hearing shall be given to TSRI stockholders as set forth in ¶¶ 7 and 8 of this Order.

5. The Court may adjourn the Settlement Hearing (including consideration of the application for an award of attorneys’ fees and expenses) or any adjournment thereof without further notice to the Settlement Class other than by announcement at the Settlement Hearing or any adjournment thereof.

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6. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice to the Settlement Class.

7. The Court approves, in form and content, the Notice of Pendency and Proposed Settlement of Stockholder Class and Derivative Action (the “Notice”), attached as Exhibit B to the Stipulation, and finds that mailing and distribution of the Notice substantially in the manner set forth in ¶ 8 of this Order meets the requirements of CPLR § 904, due process, and all other applicable laws and rules, is the best notice practicable under the circumstances, and shall constitute full and adequate notice to all persons entitled thereto.

8. (a) Within fifteen (15) calendar days after the date of this Order (the “Notice Date”), the Company or its successor-in-interest shall cause a copy of the Notice, substantially in the form attached as Exhibit B to the Stipulation, to be mailed by first-class U.S. mail to TSRI stockholders of record as of December 16, 2019. All brokerage firms, banks, and/or other persons or entities who held shares of TSR common stock as of December 16, 2019 for the benefit of others are directed to promptly send the Notice to all of their respective beneficial owners, as set forth in the Notice. TSR or its successors-in-interest shall make additional copies of the Notice available to any record holder requesting the same for the purpose of distribution to beneficial owners. TSR or its successor-in-interest shall assume all administrative responsibility for and pay all costs and expenses relating to disseminating the Notice to Settlement Class Members regardless of whether the Effective Date occurs.

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(b) On the Notice Date, TSR or its successor-in-interest shall cause a copy of the Notice, along with a copy of the Stipulation, to be published on the Company website, which documents shall remain posted on the Company website through the Effective Date of the Settlement;

(c) No less than ten (10) calendar days before the Settlement Hearing, TSR or its successor-in-interest shall cause to be filed proof, by affidavit, of such mailing and posting of the Notice to the Company website.

9. At the Settlement Hearing, any Settlement Class Member who desires to do so may appear personally or by counsel, provided that an appearance is filed and served as hereinafter provided, and show cause, if any, why the Settlement should not be approved as fair, reasonable, adequate and in the best interest of the Settlement Class, why judgment should not be entered dismissing Plaintiff’s claims asserted against the Present and Former Defendants in the Action with prejudice, as determined by the Court, or why the Court should not grant Plaintiff’s Counsel’s application for any award of attorneys’ fees and expenses for its services in this Action; provided, however, that no Settlement Class Member or any other person opposing the Settlement or any matter related thereto shall be heard or entitled to contest the approval of the terms and conditions of the Settlement and, if approved, the judgment to be entered thereon and the granting of attorneys’ fees and expenses to Plaintiffs’ Counsel, nor shall any papers or briefs submitted by any Settlement Class Member or any other person be received and considered, except by order of the Court for good cause shown, unless, no later than fourteen (14) days prior to the Settlement Hearing, such person files with the Clerk of the Supreme Court, 88-11 Sutphin Boulevard, Jamaica, NY 11435, the following: (a) a written and signed notice of intention to appear which states such person’s name, address and telephone number and, if represented by counsel, the name, address and telephone number of such counsel, (b) proof of membership in the Settlement Class, (c) a written detailed statement of such person’s specific objection to any matter before the Court, (d) the specific grounds for such objections and reasons for such person’s desiring to appear and be heard, as well as all documents and writing such person desires this Court to consider, including any legal and evidentiary support. Any such filings with the Court shall also be served upon each of the following counsel (by electronic mail, by regular mail, overnight mail or hand delivery) such that they are received no later than fourteen (14) days prior to the Settlement Hearing:

Roy L. Jacobs, Esq. Roy L. Jacobs & Associates 420 Lexington Avenue, Suite 2440 New York, NY 10170 rjacobs@jacobsclasslaw.com	Aaron F. Miner Zheng (Jane) He Arnold & Porter Kaye Scholer llp 250 West 55th Street New York, NY 10019 aaron.miner@arnoldporter.com jane.he@arnoldporter.com

Unless the Court directs otherwise, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees or expenses, or any other matter related to the Settlement, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) to any matter related to the Settlement and shall be forever barred from raising such objection in this or any other action or proceeding. Any Settlement Class Member who objects to the Settlement will nevertheless be bound by any judgment entered in the Action.

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10. Any Class Member who wishes to be excluded from the Settlement shall file with the Court a written and signed notice of exclusion from the Class, which states such person’s name, address, and telephone number, as well as provide proof of membership in the Settlement Class by setting forth the number of shares held and the dates of ownership. Any such filings with the Court shall also be served upon each of the above counsel (by electronic mail, by regular mail, overnight mail or hand delivery) such that they are received no later than fourteen (14) days prior to the Settlement Hearing:

11. Plaintiff shall file all papers in support of the Settlement and Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses (the “Fee Application”) no later than twenty (20) days prior to the Settlement Hearing.

12. Until and unless otherwise ordered by the Court, all proceedings in the Action shall be stayed other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final approval of the Settlement, Plaintiff and all other Settlement Class Members are enjoined from commencing or prosecuting, or in any way participating in the commencement or prosecution of any action asserting, any of the Released Plaintiff’s Claims against any of the Present and Former Defendants and Defendants’ Released Persons in this or any other court or forum.

13. The Court reserves the right to approve the Stipulation and the Settlement and enter the Judgment with modifications and without further notice to members of the Settlement Class, and retains jurisdiction over the Action to consider all further applications arising out of or connected with the Settlement.

Dated: ____________, 2020

Hon. Marguerite A. Grays

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Exhibit B

Notice of Pendency and Proposed
Settlement of Stockholder Class and Derivative Action

SUPREME COURT OF THE STATE OF NEW YORK

QUEENS COUNTY

SUSAN PASKOWITZ, On Behalf of Herself and All
Others Similarly Situated,

Plaintiff,

v.

JAMES J. HILL, CHRISTOPHER HUGHES, BRIAN J. MANGAN, RAYMOND A. ROEL, IRA COHEN, ERIC STEIN, JOSEPH PENNACCHIO, WILLIAM J. KELLY, QAR INDUSTRIES, INC., FINTECH CONSULTING LLC, and ZEFF CAPITAL, LP,

Defendants,

and TSR, INC.,

Nominal Defendant.

Index No. 715541/2018 Hon. Marguerite A. Grays

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF STOCKHOLDER CLASS AND DERIVATIVE ACTION

TO: ALL TSR, INC. STOCKHOLDERS

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS

IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT (“SETTLEMENT”) OF A

STOCKHOLDER CLASS AND DERIVATIVE ACTION (THE “ACTION”) BROUGHT

BY PLAINTIFF SUSAN PASKOWITZ (“PLAINTIFF”) WHICH ASSERTS CLAIMS

ASSERTED ON BEHALF OF TSR, INC. (“TSRI” OR THE “COMPANY”) AND ON

BEHALF OF STOCKHOLDERS AGAINST CERTAIN TSRI DIRECTORS

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE
ACTIONS, TSRI STOCKHOLDERS WILL BE FOREVER BARRED FROM
CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM
PURSUING THE RELEASED CLAIMS.

THE SETTLEMENT DESCRIBED HEREIN PROVIDES FOR CORPORATE
GOVERNANCE IMPROVEMENTS AIMED AT INCREASING SHARE VALUE OVER
TIME—THERE IS NO MONTARY SETTLEMENT AND NO DIRECT PAYMENT
WILL BE MADE TO STOCKHOLDERS

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This Notice of Pendency and Proposed Settlement of Stockholder Class and Derivative Action (the “Notice”) is provided to TSRI Stockholders pursuant to an order of the Supreme Court of the State of New York, Queens County (the “Court”). This is not a solicitation from a lawyer. The purpose of this Notice is to advise you that, pursuant to the Court’s Preliminary Approval and Scheduling Order, a hearing will be held on ___________ at ___________, before the Honorable Justice Marguerite A. Grays, Queens County Courthouse, Courtroom 66, 88-11 Sutphin Blvd., Jamaica, NY 11435, or at such a date and time as the Court may direct without further notice (the “Settlement Hearing”) to determine whether: (i) the terms of a proposed settlement (the “Settlement”) of the Action as described below is fair, reasonable, and adequate, and in the best interests of TSRI and the Class; and (ii) the application by Plaintiff’s counsel, Roy L. Jacobs & Associates (“Plaintiff’s Counsel”) for an award of attorneys’ fees and expenses (the “Fee Application”) should be approved.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation and Agreement of Settlement (the “Stipulation”) entered into on December 16, 2019. You have an opportunity to be heard at the Settlement Hearing. The Court has not determined the merits of Plaintiff’s claims or Defendants’ defenses. By providing this Notice, the Court does not express any opinion as to the merits of any claims or defenses asserted by any party in the Action.

BACKGROUND OF THE ACTION

In June 2017, Joseph Hughes, the long-serving President, CEO, and Chairman of TSRI announced his retirement and resignation from those positions. Together with his wife, Winifred Hughes, Joseph Hughes owned approximately 41.8% of the Company’s common stock. In June 2018, Joseph Hughes requested that the board of directors of the Company (the “Board”) pursue a sale of the Company. Shortly thereafter, the Hughes sold their 41.8% ownership interest in the Company to certain investors, namely Zeff Capital, L.P., QAR Industries, Inc., and Fintech Consulting, LLC (collectively, the “Investor Parties”).

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After their acquisition of the Hughes’ common stock, the Investor Parties further increased their ownership interest through purchases made in the open market, and by late August 2018, owned approximately 48.8% of TSRI common stock combined. The Board enacted a Rights Agreement in late August 2018, to prevent any person or group from gaining control of the Company through open market accumulation or other tactics.

Thereafter, following an effort by one or more of the Investor Parties to gain seats on the Board, litigation ensued between and among various parties, including this Action brought by Plaintiff to protect the interest of the TSRI stockholders; an action brought by Plaintiff challenging Zeff Capital L.P.’s nomination of two directors to the Company’s Board through a contested proxy solicitation process, wherein Plaintiff alleged wrongdoing by the Investor Parties; and an action brought by Plaintiff in the Delaware Chancery Court regarding, among other things, the propriety of the Company’s Rights Agreement. Moreover, in the Amended Complaint in this action, filed June 14, 2019, Plaintiff asserted that the TSRI Board of Directors maintained an “outdated governance regime that fails to reflect best practices” and demanded numerous specific corporate governance “improvements,” many of which have been obtained as part of the present Settlement.

In August 2019, the Company and the Investor Parties entered into a Settlement and Release Agreement (“SRA”) releasing all claims and establishing a procedure whereby the Company would either repurchase the Investor Parties shares before the end of 2019, or the Company directors serving as of August 2019 would resign their positions in favor of a new slate of directors appointed by the Investor Parties, thereby giving the Investor Parties control of the Company’s Board.

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The Present Claims Assert in the Amended Complaint

On June 14, 2019, Plaintiff filed a Shareholder’s Class and Derivative Action Amended Complaint (the “Amended Complaint”) against present and former directors of the Company, James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein, Joseph Pennacchio, and William J. Kelly (collectively, the “Individual Defendants,” and together with TSRI, the “Settling Defendants”), as well as the Investor Parties, and TSRI as a nominal defendant.

The Amended Complaint alleged that the Individual Defendants breached their fiduciary duties by inter alia, consciously failing to enact a protective stockholders Rights Plan immediately after Joseph Hughes demanded that the Company be sold, and as a result of such breaches of fiduciary duties, the stockholders unaffiliated with the Investor Parties suffered a loss in share value attributable to control passing to the Investor Parties, who are also alleged in the Amended Complaint not to have discharged their fiduciary duties to properly inform the unaffiliated stockholders of the facts necessary to value their investment, or evaluate its future, and to have otherwise and in various ways caused TSRI pecuniary harm and damages.

The Amended Complaint asserted a class claim for declaratory judgment and damages against certain Individual Defendants arising out of the alleged breaches of fiduciary duties; a stockholder’s derivative claim against certain Individual Defendants based on the same allegations; a second stockholder’s derivative claim against the Investor Parties for breaches of their alleged fiduciary duties; and, finally, a third stockholder’s derivative claim for equitable relief and damages against the certain Individual Defendants for failing to enact proper corporate governance measures that would reflect best practices.

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On July 15, 2019, the Company and the Individual Defendants filed an Answer and Cross-Claims, which was thereafter amended, against the Investor Parties for breach of fiduciary, aiding and abetting breach of fiduciary duty, and indemnification and contribution based on the same underlying facts as those alleged in the Amended Answer and which were substantially similar to the claims that Plaintiff had asserted derivatively against the Investor Parties. As a result, Plaintiff lost standing to continue litigating its derivative claims against the Investor Parties. On August 30, 2019, the Company entered into the SRA with the Investor Parties, pursuant to which the Company and the Investor Parties mutually released their claims against one another. On September 4, 2019, the Company dismissed its cross-claims against the Investor Parties pursuant to a stipulation signed by all parties, including Plaintiff, and as a result, the Investors were dismissed as parties to this Action.

Plaintiff and the Settling Defendants (together, the “Parties”) have engaged in significant arms-length negotiations with respect to the resolution of this Action between counsel who are knowledgeable in representative litigation. After significant negotiations, the Parties have reached an agreement in principle as to the settlement of the Action based on Plaintiff’s demand for significant corporate governance reforms (the “Corporate Governance Improvements”) to be enacted by the Board, as set forth herein. The Company and its directors acknowledge that the continuing corporate governance improvements will be valuable in the following ways: (1) in improving TSRI’s corporate governance practices such that they will reflect best practices; (2) in helping the Company anticipate and avoid future legal issues and expenses; and (3) in increasing overall stockholder value due to the governance improvements. The Company and its directors agree that these improvements have not been previously in effect. The Company’s and its directors also acknowledgement that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its stockholders through the prosecution of this Action, her federal court action, her Delaware Chancery Court action, and other actions that assisted TSRI in its dispute with the Investor Parties.

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The Settlement is not dependent on, and is independent of, the SRA and Share Repurchase Agreement between TSRI and the Investor Parties dated as of August 30, 2019. The Stipulation provides that Settlement shall (if approved) be binding and shall go forward in this Court regardless of whether or not the stock repurchase contemplated under the SRA and the related Share Repurchase Agreement (the “Stock Repurchase”) is consummated.

The Parties entered into a Memorandum of Understanding (the “MOU”) as of October 21, 2019, and on December 16, 2019, the parties entered into the Stipulation.

SUMMARY OF SETTLEMENT TERMS

In consideration for the full settlement and release of the Released Claims as defined in the Stipulation, TSRI will implement the Corporate Governance Improvements as set forth below within 30 days of the Effective Date, as defined in the Stipulation, and keep these corporate governance reforms in place for five years from the Effective Date. The Corporate Governance Improvements are as follows:

a. No future Board nominee may be related by blood or marriage to any existing Director; provided, however, that any current Board member related by blood or marriage to any other Director may stand for future election and/or appointment to the Board and the Board may appoint any person without regard to their familial relationship to serve out the remainder of the term of any Director owning 10% or more of the Company’s stock in the event such Director is no longer able to serve as a member of the Board by reason of death or disability;

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b. The Board will ensure that the Compensation Committee of the Board employs the services of a professional compensation expert to advise the Committee on management compensation, in accordance with accepted procedures used by such experts, on a biennial basis;

c. The Board will create a Strategic Planning Committee as a permanent Board Committee and charge it with the following tasks: (i) exploring acquisitions and other financial opportunities which may be beneficial to the Company and its stockholders and (ii) reviewing, approving and monitoring the Company’s short-term and long-term strategic plans which will be created by management and updated annually to address the Company’s goals to increase value and identify accretive acquisitions, and other value-enhancing measures. The strategic plan will be reviewed by this Committee at least annually and have input from the entire Board. The Committee will have the power to retain and consult with outside experts as deemed necessary. The Committee will meet at least twice a year;

d. The Board and management will within three months solicit guidelines from competent legal counsel advising it on when the Board and management should seek legal advice and opinions, and will resolve to implement those guidelines;

e. All Board members will receive appropriate directors’ training, including a comprehensive professional seminar or seminars in-person or on-line totaling at least five hours, which training shall be relevant to the understanding of their fiduciary duties as directors, and the appropriate exercise of corporate action to protect the Company from outside corporate threats, on at least a biennial basis, except as to any new director who will arrange to engage in such training as soon as practicable after election or appointment;

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f. At least once a year, management will hold a live conference pursuant to Regulation FD to report on the Company’s financial performance and prospects going forward and will accept questions;

g. The Board will create the position of Lead Independent Director, which will be held by a Director who is not also the CEO. The Lead Independent Director will consider input from all directors as to the preparation of the agendas for Board and Committee meetings. The Lead Independent Director shall consult at least once a quarter with the Company’s officers who are responsible for assuring compliance with and implementation of all applicable corporate and securities laws and make any recommendations for further action as necessary to ensure compliance; and

h. Provide in the Company’s Proxy Statement a say on pay provision for any named top five executives pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act on a biennial basis.

The Settling Defendants have acknowledged that Plaintiff Paskowitz and her counsel provided a substantial benefit to the Company and its stockholders through the prosecution of this Action, her federal court action, her Delaware Chancery Court action, and other actions that assisted TSRI in its dispute with the Investor Parties. Such actions by Plaintiff are acknowledged to have assisted in a full vetting of the issues, helped TSRI to gain additional time to review and consider its options, promoted an exchange of viewpoints and ideas, and led to an eventual fair resolution of various disputes. Such substantial benefits included:

a. The filing of this Action and the assertion in this Court of claims involving the Investor Parties;

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b. The filing and prosecution of an action in the Court of Chancery of the State of Delaware entitled Susan Paskowitz v. Christopher Hughes, et al., C.A. No. 2018-0807-JTL, to be litigated in parallel to the action filed by Fintech Consulting, LLC (“Fintech”), in which Fintech sought to invalidate the Company’s Rights Agreement;

c. The filing and prosecution of an action in the United States District Court for the Southern District of New York entitled Susan Paskowitz v. Zeff Capital, LP, et al., No. 1:19-cv-00167-KPF, challenging Zeff Capital L.P.’s nomination of two directors to the Company’s Board through a contested proxy solicitation process;

d. With respect to the federal action, Plaintiff helped persuade the parties to strongly consider resolution of the dispute, argued before the Hon. Katherine Polk Failla to have the action mediated, obtained Fintech’s offer in open court to dismiss the Delaware litigation which offer was accepted by all parties and convinced Judge Failla to send the matter to mediation.

e. Participated in the mediation of the federal action and attended two mediation sessions, after having met privately with the Company’s management to discuss the issues presented by the Investor Parties. The mediation set the stage for an eventual settlement that will allow the Company to move forward.

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PLAINTIFF’S COUNSEL’S POSITION CONCERNING THE SETTLEMENT

Plaintiff’s Counsel believes that the Action has substantial merit, and Plaintiff’s entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and her counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Settling Defendants through trial and through possible appeals. Among this risks is the ability to maintain the class action claims as class action claims rather than derivative claims; and, as to any claims pled as derivative claims or deemed to be derivative, establishing that demand on the Board to bring the derivative claims would be futile; and proving damages, among other obstacles.

Plaintiff’s Counsel has also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as this one, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel has conducted an extensive investigation of the matter which also included information obtained by participation in the related litigation in the United States District Court for the Southern District of New York regarding claimed Proxy violations by the Investor Parties and litigation in the Delaware Chancery Court regarding one of the Investor Party’s attack on TSRI’s Rights Agreement. The investigation by Plaintiff also included: the review and analysis of TSRI’s public filings with the SEC, press releases, other public announcements, and news articles; and researching the applicable law with respect to the claims asserted (or which could be asserted) in the Action or other actions and the potential defenses thereto; researching corporate governance issues; researching, drafting, and filing the aforementioned complaints; preparing settlement demands and a mediation statement; participating in an several mediations; and engaging in settlement discussions with counsel for the Settling Defendants. Based on this thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and in light of what Plaintiff’s Counsel believes to be the significant benefits conferred upon the Company and its stockholders as a result of the Settlement, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is fair, reasonable, and adequate and in the best interests of TSRI and its stockholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

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THE SETTLING DEFENDANTS’ POSITION CONCERNING THE SETTLEMENT

The Settling Defendants have denied and continued to deny all of the claims and allegations of wrongdoing made by Plaintiff in the Action and maintain that they have meritorious defenses. Each of the Individual Defendants has expressly denied and continues to deny all charges of wrongdoing or liability against himself or herself arising out of or relating to the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. The Settling Defendants specifically contend that the assertion of class action claims have no merit and that such claims are only properly alleged as stockholder derivative claims. With respect to any derivative claims, the Settling Defendants further contend that demand upon the Board would not have been futile.

The Individual Defendants have further asserted that at all times they complied with all applicable duties, acted in good faith and in a manner they reasonably believed to be and that was in the best interest of TSRI and its stockholders. Nonetheless, the Settling Defendants have concluded that further conduct of the Action would be protracted and expensive. The Settling Defendants also have taken into account the uncertainty and risks inherent in any litigation. The Settling Defendants therefore have determined that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

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NOTICE OF HEARING ON THE PROPOSED SETTLEMENT

A Settlement Hearing will be held on ____________ at ______, before the Hon. Marguerite A. Grays, Justice of the Supreme Court, Queens County Courthouse, 88-11 Sutphin Blvd, Jamaica, NY 11435 Courtroom 66 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to TSRI and its stockholders; (b) whether the Notice satisfied the requirements of the New York Civil Practice Law and Rules Article 9; the New York Business Corporation Law § 626; and due process; (c) whether a Judgment should be entered dismissing the Action with prejudice and directing the parties to consummate the provisions of the Stipulation of Settlement; (d) whether the Fee Application should be approved; and (e) any other matters that come before the Court. The Court may adjourn the Settlement Hearing by oral or other announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of attorneys’ fees and expenses without further notice.

RIGHT TO BE EXCLUDED FROM THE SETTLEMENT

Any Class Member who wishes to be excluded from the Settlement shall file with the Court a written and signed notice of exclusion from the Class, which states such person’s name, address, and telephone number, and provide proof of membership in the Settlement Class by setting forth the number of shares held and the dates of ownership. Any such filings with the Court shall also be served upon each of the counsel listed below (by electronic mail, by regular mail, overnight mail or hand delivery) such that they are received no later than fourteen (14) days prior to the Settlement Hearing:

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any TSRI Stockholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee Application should or should not be granted.

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To object, the stockholder must provide: (a) a written and signed notice of intention to appear which states such person’s name, address and telephone number and, if represented by counsel, the name, address and telephone number of such counsel, (b) proof of membership in the Settlement Class, (c) a written detailed statement of such person’s specific objection to any matter before the Court, (d) the specific grounds for such objections and reasons for such person’s desiring to appear and be heard, as well as all documents and writing such person desires this Court to consider, including any legal and evidentiary support. Any written objections shall be filed with Clerk of the Court at least fourteen (14) days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT

Queens County Courthouse

88-11 Sutphin Blvd

Jamaica, NY 11435

and copies of any such objections shall also be served upon each of the following counsel (by electronic mail, by regular mail, overnight mail or hand delivery) such that they are received no later than fourteen (14) days prior to the Settlement Hearing:

Counsel for Plaintiff:

Roy L. Jacobs, Esq.

ROY JACOBS & ASSOCIATES

420 Lexington Avenue, Suite 2440

New York, NY 10170

Telephone: (212) 867-1156

Facsimile: (212) 504-8343

rjacobs@jacobsclasslaw.com

Counsel for Defendants:

Aaron F. Miner, Esq.
Zheng (Jane) He, Esq.

ARNOLD & PORTER KAYE SCHOLER LLP

250 West 55th Street

New York, New York 10019-9710

Telephone: (212) 836-8000

Facsimile: (212) 836-8689

aaron.miner@arnoldporter.com

jane.he@arnoldporter.com

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Any TSRI stockholder who does not make his, her, or its objection in the manner provided in the preceding paragraph of this Notice shall be bound by the Judgment entered and the releases to be given, and deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the attorneys’ fees and expenses awarded to Plaintiff’s Counsel.

NOTICE TO PERSONS OR ENTITIES THAT
HOLD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who hold shares of TSRI common stock as record holders for the benefit of others are directed to either (a) promptly request from [name and contact information for settlement administrator] sufficient copies of this Notice to forward to all beneficial owners of the stock and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all beneficial owners of the stock to [name and contact information for settlement administrator], after which [settlement administrator] will promptly send copies of the Notice to such beneficial owners.

FURTHER INFORMATION

Further information regarding the Action and this Notice may be obtained:

a. by writing Plaintiff’s Counsel at the address above;

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b. by examining the pleadings and other records in the Action as well as the Stipulation filed with the Court, which may be examined and copied at any time during regular office hours at the Queens County Courthouse or obtained from NYSCEF; and

c. by examining the Stipulation and the Amended Complaint, which along with this Notice, will be posted on the Company’s website at [insert link].

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE

BY ORDER OF THE COURT

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Exhibit C

[Proposed] Final Order and Judgment

At I.A.S. Part B of the Commercial Division, Queens County, Supreme Court of the State of New York, at the Courthouse located at 88-11 Sutphin Boulevard, Jamaica, NY 11435 on the ___ day of 2020.

PRESENT: Honorable Marguerite A. Grays, J.S.C.

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF QUEENS

SUSAN PASKOWITZ, On Behalf of Herself and All Others Similarly Situated,

Plaintiff,

- against -

JAMES J. HILL, CHRISTOPHER HUGHES, BRIAN J. MANGAN, RAYMOND A. ROEL, IRA COHEN, ERIC STEIN, JOSEPH PENNACCHIO, WILLIAM J. KELLY, QAR INDUSTRIES, INC., FINTECH CONSULTING LLC and ZEFF CAPITAL, LP,

Defendants,

and

TSR, INC.,

Nominal Defendant.

Index No. 715541/2018 Comm. Div. Part B Justice Marguerite A. Grays

[Proposed] Final Order and Judgment

WHEREAS, the above-captioned stockholder class and derivative action is currently pending in this Court (the “Action”);

Whereas, plaintiff Susan Paskowitz (“Plaintiff”) on behalf of herself and the Settlement Class (defined below), and derivatively on behalf of TSR, Inc. (the “Company”), on the one hand, and defendants James J. Hill, Christopher Hughes, Brian J. Mangan, Raymond A. Roel, Ira Cohen, Eric Stein, Joseph Pennacchio, and William J. Kelly (the “Individual Defendants”), as well as nominal defendant TSR, Inc. (together with the Individual Defendants, the “Settling Defendants,” and collectively with the Individual Defendants and Plaintiff, the “Settling Parties”), on the other hand, have entered into a Stipulation and Agreement of Settlement dated December 16, 2019 (the “Stipulation”) that provides for a complete dismissal with prejudice of all claims asserted against all present and former defendants in this Action, including the Settling Defendants, as well as Zeff Capital, L.P., QAR Industries, Inc., and Fintech Consulting, LLC (collectively, the “Investor Parties”), and Joseph F. Hughes, Winifred M. Hughes, and Regina Dowd (together with the Settling Defendants and Investor Parties, the “Present and Former Defendants”) on the terms and conditions set forth in the Stipulation, subject to the approval of this Court (the “Settlement”);

Whereas, by Preliminary Approval and Scheduling Order dated ___________, 2020 (the “Scheduling Order”), this Court: (a) preliminarily certified the Settlement Class solely for purposes of effectuating the Settlement; (b) ordered that notice of the proposed Settlement be provided to potential Settlement Class Members; (c) provided Settlement Class Members with the opportunity to object to the proposed Settlement; and (d) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, the Court conducted a hearing on __________, 2020 (the “Settlement Fairness Hearing”) to consider, among other things, (a) whether the terms and conditions of the Settlement are fair, reasonable, and adequate to the Settlement Class and the Company, and should therefore be approved; (b) whether a Final Order and Judgment (the “Judgment”) should be entered dismissing the Action with prejudice against all Present and Former Defendants; and (c) whether to approve the application by plaintiff’s counsel, Roy L. Jacobs & Associates (Plaintiff’s Counsel”) for an award of attorneys’ fees and reimbursement of litigation expenses to Plaintiff’s Counsel (the “Fee Application”); and

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WHEREAS, due and adequate notice of the hearing has been given in accordance with the Scheduling Order; the parties having appeared by their respective attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons or entities requesting to be heard in accordance with the Scheduling Order; and the entire matter of the proposed Settlement having been heard and considered by the Court;

WHEREAS, unless otherwise defined in this Judgment, the capitalized terms used herein shall have the same meaning as they have in the Stipulation.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ___ day of ______, 2020, as follows:

1. The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, and no objections to personal jurisdiction have been made by any defendant or former defendant or Settlement Class Member;

2. The Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects, and finds that the Settlement is in all respects fair, reasonable, and adequate. The parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the clerk of the Supreme Court of the State of New York is directed to enter and docket this Final Order and Judgment in the Action.

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3. The Notice of Pendency and Proposed Settlement of Stockholder Class and Derivative Action (the “Notice”) has been given to the Settlement Class pursuant to and in the manner directed by the Scheduling Order, proof of the mailing of the Notice has been filed with the Court, and a full opportunity to be heard has been offered to all parties to the Action, the Settlement Class, and other persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of § 904 of the New York Civil Practice Law and Rules (“CPLR”), due process, and all other applicable laws and rules, and it is further determined that all members of the Settlement Class are bound by the Final Order and Judgment herein.

4. The Court hereby finds, pursuant to CPLR § 901 as follows:

a. (i) the Settlement Class, as defined below, is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Settlement Class, (iii) the claims of Plaintiff are typical of the claims of the Settlement Class, and (iv) Plaintiff and Plaintiff’s Counsel have fairly and adequately protected the interests of the Settlement Class;

b. that the requirements of CPLR § 904 have been satisfied;

c. that the Action is finally certified (in connection with Settlement only) as a an opt-out class action pursuant to CPLR §§ 901 and 902, on behalf of a settlement class (the “Settlement Class”) consisting of all record and beneficial holders of TSR, Inc. common stock as of December 16, 2019, excluding the Individual Defendants, and any of their affiliates. Members of the Settlement Class are referred to as “Settlement Class Members” or “Class Members.”

d. that Plaintiff is hereby certified as the Settlement Class Representative, and Plaintiff’s Counsel is certified as Settlement Class Counsel.

5. The terms of the Stipulation and this Final Order and Judgment shall be forever binding on and inure to the benefit of the Present and Former Defendants, Plaintiff, the Settlement Class Members, Plaintiff’s Released Persons, Defendants’ Released Persons, and their respective heirs, executors, administrators, predecessors, successors, affiliates, and assigns.

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6. Upon the Effective Date, the Action is hereby fully and completely dismissed, with prejudice, without costs to any party.

7. Upon the Effective Date, without further action by anyone, Plaintiff, Plaintiff’s Counsel, members of Plaintiff’s family, the Settlement Class Members, TSRI, on behalf of themselves and any and all of their respective predecessors, successors, representatives and assigns, or any TSRI stockholder derivatively on behalf of TSRI, individually or as a class action (collectively, the “Releasing Persons”) shall be deemed to have released and forever discharged any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, or could have been, asserted in any court, tribunal, or proceeding (including, but not limited to, any claims arising under state, foreign, or common law, including any state disclosure law) up to the time of the date of the Stipulation against the Present and Former Defendants, including the Investor Parties, or any of their respective family members, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, partners, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (the “Defendants’ Released Persons”), which the Releasing Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the Action (the “Released Plaintiff’s Claims”); provided, however, that the Released Plaintiff’s Claims shall not include any claims to enforce the Settlement.

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8. Upon the Effective Date, without further action by anyone, TSRI and the Individual Defendants, on behalf of themselves and any and all of their respective family members, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, partners, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (collectively, the “Releasing Persons”) shall be deemed to have released and forever discharged any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, or could have been, asserted in any court, tribunal, or proceeding (including, but not limited to, any claims arising under state, foreign, or common law, including any state disclosure law) up to the time of the date of the Stipulation against Plaintiff, Plaintiff’s Counsel, members of Plaintiff’s family, the Settlement Class Members, and any and all of their respective predecessors, successors, representatives or assigns (the “Plaintiff’s Released Persons”), which the Releasing Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the Action (the “Released Defendants’ Claims”); provided, however, that the Released Defendants’ Claims shall not include any claims to enforce the Settlement.

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9. The Releasing Persons acknowledge, or by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but that it is the intention of the Releasing Persons to completely, fully, finally, and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Releasing Persons acknowledge, or by operation of law shall be deemed to have acknowledged, that Unknown Claims are expressly included in the definition of Released Claims and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants’ Released Persons and Plaintiff’s Released Persons in entering into this Stipulation. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiff, Settling Defendants shall expressly waive, and each of the other Class Members shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

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Plaintiff and the Settling Defendants acknowledge, and each of the other Class Members shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement.

10. The Following Company shareholders have validly excluded themselves from the Settlement:_______________.

11. The Judgment and/or the Stipulation:

a. shall not be offered against the Individual Defendants or the Company as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by the Individual Defendants or the Company with respect to the truth of any fact alleged by Plaintiff or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Individual Defendants or the Company or in any way referred to for any other reason as against any of the Individual Defendants or the Company, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Settlement;

b. shall not be offered against Plaintiff as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by Plaintiff that any of her claims are without merit, that Settling Defendants had meritorious defenses, or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against Plaintiff, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Settlement; and

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c. shall not be construed against any of the Settling Parties as an admission, concession, or presumption that the consideration to be given hereunder represents the consideration which could be or would have been achieved after trial; provided, however, the Settling Parties and their respective counsel may refer to them to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

12. Plaintiff’s Counsel is hereby awarded attorneys’ fees and litigation expenses in the total amount of $________, which sum the Court finds to be fair and reasonable. The Settling Defendants or the Company shall pay or cause their insurer(s) to pay the Court-awarded attorneys’ fees and expenses in accordance with the terms of the Stipulation.

13. Without further approval from the Court, the Settling Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that: (a) are not materially inconsistent with this Judgment; and (b) do not materially limit the rights of Settlement Class Members or the Company in connection with the Settlement. Without further order of the Court, Plaintiff and the Settling Defendants may agree to reasonable extensions of time to carry out any provisions of the Settlement.

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14. Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the parties and all Settlement Class Members for purposes of the administration, interpretation, implementation, and enforcement of the Settlement.

ENTER:

Hon. Marguerite A. Grays, J.S.C. Queens County

Judgment entered this _____________________________ day of ___________________, 2020

Clerk

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